UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2008 (April 3, 2008)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2008, The Wet Seal, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Ms. Dyan M. Jozwick (the “Amended Employment Agreement”). Ms. Jozwick serves as the Company’s Chief Merchandise Officer of the Wet Seal division.

The primary purpose of the Amended Employment Agreement is to ensure that certain payments to be made (and certain severance payment that could be made if the Amended Employment Agreement were to be terminated under certain circumstances) under the original employment agreement with Ms. Jozwick will be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The Amended Employment Agreement also grants the Compensation Committee of the Company’s Board of Directors discretion to modify the bonus program applicable to Ms. Jozwick. Under the terms of the original employment agreement, Ms. Jozwick was eligible to receive a seasonal bonus based on the Spring and Fall performance results of the Company. Under the terms of the Amended Employment Agreement, the Compensation Committee may replace this seasonal bonus with a single annual bonus based on the achievement of pre-determined annual performance goals.

Additionally, Ms. Jozwick’s Amended Employment Agreement was updated to reflect her current base compensation of $415,000. The foregoing is a summary of the amendments set forth in the Amended Employment Agreement and is qualified in its entirety by the Amended Employment Agreement filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions

Not Applicable.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated April 3, 2008, by and between the Company and Dyan M. Jozwick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: April 4, 2008	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Amended and Restated Employment Agreement, dated April 3, 2008, by and between the Company and Dyan M. Jozwick.